                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       HOUSTON INDUSTRIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:

    ---------------------------------------------------------------------------


    (3) Filing Party:

    ---------------------------------------------------------------------------


    (4) Date Filed:

    ---------------------------------------------------------------------------

                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 3, 1995
                              AND PROXY STATEMENT

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Notice of Annual Meeting
Proxy Statement
  Voting of Shares.........................................................   1
  Election of Directors....................................................   2
  Nominees.................................................................   2
  Continuing Directors.....................................................   3
  Organization of the Board of Directors...................................   4
  Compensation of Directors................................................   5
  Securities Ownership of Management.......................................   6
  Securities Ownership of Certain Beneficial Owners........................   7
  Executive Compensation...................................................   8
  Retirement Plans, Related Benefits and Other Agreements..................  11
  Report of the Personnel Committee on Executive Compensation..............  14
  Shareholder Return Performance Graph.....................................  19
  Ratification of Appointment of Independent Accountants and Auditors......  19
  Other Matters............................................................  20
  Shareholder Proposals for 1996 Annual Meeting of Shareholders............  20
  Director Nominations for 1996 Annual Meeting of Shareholders.............  20
  Annual Report to Shareholders............................................  21

                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]


                                5 Post Oak Park
                  4400 Post Oak Parkway, Houston, Texas 77027

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 3, 1995
                              AND PROXY STATEMENT

To the Shareholders:

  The Annual Meeting of Shareholders of Houston Industries Incorporated will be held in the TEXAS COMMERCE CENTER AUDITORIUM, 601 TRAVIS STREET, HOUSTON, TEXAS, at 9:00 a.m., Central Daylight Time, on Wednesday, May 3, 1995, for the following purposes:

    1. To elect five directors to hold office in accordance with the Amended and Restated Bylaws of the Company;

    2. To ratify the appointment of Deloitte & Touche LLP as independent accountants and auditors for the Company for 1995; and

    3. To transact such other business that may properly come before the meeting, or any adjournments thereof.

  Only shareholders of record at the close of business on March 15, 1995 are entitled to notice of, and to vote at, the meeting.

  All shareholders are cordially invited and urged to attend the meeting. EVEN IF YOU PLAN TO ATTEND THE MEETING, YOU ARE STILL REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. If you attend, you may vote in person if you wish, even though you have sent in your proxy.

                                          By order of the Board of Directors,

                                          /s/ Hugh Rice Kelly

                                          Hugh Rice Kelly
                                          Corporate Secretary

March 29, 1995

                        HOUSTON INDUSTRIES INCORPORATED

                                5 Post Oak Park
                  4400 Post Oak Parkway, Houston, Texas 77027
                                 (713) 629-3000

                                PROXY STATEMENT

  On or about March 29, 1995, Houston Industries Incorporated (Company) began mailing this proxy statement and the accompanying proxy card to shareholders entitled to vote at the Company's annual meeting of shareholders to be held on May 3, 1995 (Annual Meeting). The proxy statement and proxy card are being furnished in connection with the solicitation of proxies by the Company's Board of Directors for the Annual Meeting.

  The expense of this solicitation will be borne by the Company. The Company has engaged Morrow & Co. to assist in the solicitation of proxies at a fee of approximately $9,500, plus expenses. The Company will also reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of the Company's common stock, without par value (Common Stock), in accordance with Securities and Exchange Commission (SEC) and New York Stock Exchange requirements. In addition, certain of the Company's directors, officers and employees may solicit proxies by telephone and personal contact.

                                VOTING OF SHARES

  As of March 15, 1995, the record date fixed by the Board of Directors for the determination of shareholders entitled to vote at the Annual Meeting, the Company had outstanding 131,336,234 shares of Common Stock, which is the only class of the Company's securities outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

  Shares represented by properly executed proxies received prior to the Annual Meeting will be voted as specified by the shareholders. If no specifications have been given in a proxy, the shares represented thereby will be voted at the Annual Meeting or any adjournments thereof FOR Item 1 (election of the nominees for director), FOR Item 2 (ratification of the appointment of Deloitte & Touche LLP as independent accountants and auditors of the Company for 1995) and, in the discretion of the persons named in the proxy, on any other business that may properly come before the meeting.

  A proxy may be revoked by a shareholder at any time before it is voted at the Annual Meeting by delivering written revocation to Mr. Robert E. Smith, Assistant Corporate Secretary, at the Company's address shown above, by submitting a subsequent proxy or by voting in person at the meeting.

  Under Texas law and the Company's Amended and Restated Bylaws (Bylaws), the vote required for Item 1 (election of the nominees for director) is a plurality of the votes cast and the vote required for Item 2 (ratification of independent accountants and auditors) is the affirmative vote of a majority of shares of Common Stock entitled to vote and represented in person or by proxy at the meeting. Abstentions and non-votes (shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a particular matter) have the same effect as a vote "against" the matter presented for shareholder action for purposes of determining whether sufficient affirmative votes have been cast.

                             ELECTION OF DIRECTORS

  The Company's Bylaws provide for a Board of Directors divided into three classes having staggered terms with each class as nearly equal in size as possible. By resolution of the Board of Directors, the number of directors has been fixed at thirteen as of the date of the Annual Meeting. The current term of office of the directors in Class II expires at the Annual Meeting. The terms of office of directors in Class III and Class I will expire at the annual meetings of shareholders to be held in 1996 and 1997, respectively. At each annual meeting of shareholders, directors will be elected to succeed those whose terms then expire, with each newly elected director to serve for a three-year term. All members of the Board of Directors also serve as directors of the Company's principal subsidiary, Houston Lighting & Power Company (HL&P), which has publicly traded securities outstanding.

  The Bylaws currently provide that no person is eligible to stand for re-election to the Board of Directors at the annual meeting of shareholders on or immediately following the tenth anniversary of such person's initial election or appointment to the Board of Directors unless such person was serving as a director of the Company as of April 1, 1992 or is an employee of the Company or any of its corporate affiliates. The Bylaws also provide that no person is eligible to serve as a director after the annual meeting of shareholders on or after such person's seventieth birthday, except in the case of a director having special technical expertise in the nuclear power field who, under certain circumstances, may be authorized by the Board to be eligible to serve for one additional year. The Bylaws specify that any vacancies created by such term limitations are to be filled by the shareholders at the appropriate annual meeting. In any case, each director will serve until his or her respective successor shall have been duly elected and qualified unless he or she shall resign, become disqualified, disabled or shall otherwise be removed. The Board of Directors has authorized Dr. Hendrie, who has certain special technical expertise in the nuclear power field and who had his seventieth birthday in March 1995, to serve for one additional year and therefore continue to serve as a director in Class III until the term for that class expires at the annual meeting of shareholders in 1996. Mr. Sykora will not seek reelection to the Board of Directors in 1995 and will retire from the Board at the Annual Meeting, having served as a director of the Company and HL&P since 1982.

                                    NOMINEES

  Messrs. Carroll, Cater, Letbetter and Dr. Wolfe have been nominated for Class II directors to serve a three-year term ending at the annual meeting in 1998 and Mr. Hogan has been nominated for Class I director to serve for the two-year term remaining for that class ending at the annual meeting in 1997. It is intended that the persons named in the accompanying proxy will vote shares represented by properly executed proxies for the election of the listed nominees as directors unless authority to vote is withheld. If any nominee should become unavailable to serve on the Board of Directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other person, if any, as may be designated by the Board of Directors. The Board of Directors is not aware of any circumstances likely to render any of the nominees unavailable for election.

  The following sets forth certain information with respect to the business experience of each nominee during the past five years and certain other directorships held by each nominee. Unless otherwise indicated, each person has had the same principal occupation for at least five years.

CLASS II DIRECTORS--TERM EXPIRING 1998

  MILTON CARROLL, age 44, has been a director since 1992. Mr. Carroll is Chairman, President and Chief Executive Officer of Instrument Products Inc., an oil field supply manufacturing company, in Houston, Texas. He is a director of Panhandle Eastern Corporation and the Federal Reserve Bank of Dallas.

  JOHN T. CATER, age 59, has been a director since 1983. Mr. Cater is Chairman, Chief Executive Officer and a director of River Oaks Trust Company in Houston, Texas. He also serves as President and a director of Compass Bank-Houston. Until his retirement in 1990, Mr. Cater served as President, Chief Operating Officer and a director of MCorp, a Texas bank holding company. He served as a director of MCorp until July 1994.

  R. STEVE LETBETTER, age 46, has not previously served as a director. Mr. Letbetter is Vice President of the Company and President and Chief Operating Officer of HL&P, having served in those capacities since 1993. He has served in various officer positions with HL&P since 1978, most recently as Group Vice President--Finance and Regulatory Relations since 1988. Mr. Letbetter is a director of Charter Bancshares Inc., a Texas bank holding company.

  BERTRAM WOLFE, Ph.D., age 67, has been a director since 1993. Dr. Wolfe is on the Nuclear Advisory Committee of Pennsylvania Power and Light and is a member of the International Advisory Committee of Concord Industries. Prior to his retirement in 1992, he was Vice President and General Manager of General Electric Company's nuclear energy business in San Jose, California.

CLASS I DIRECTOR--TERM EXPIRING 1997

  LEE W. HOGAN, age 50, has not previously served as a director. Mr. Hogan is Vice President of the Company and President and Chief Operating Officer of Houston Industries Energy, Inc., the nonregulated power business subsidiary of the Company, having served in those capacities since 1993. From 1990 to 1993 he served as Group Vice President--External Affairs for HL&P.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR.

                              CONTINUING DIRECTORS

  The following sets forth certain information with respect to the members of the Company's Board of Directors whose current terms will continue after the Annual Meeting. Information is provided concerning the business experience of each continuing director during the past five years and certain other directorships held by each continuing director. Unless otherwise indicated, each person has had the same principal occupation for at least five years.

CLASS I DIRECTORS--TERM EXPIRING 1997

  ROBERT J. CRUIKSHANK, age 64, has been a director since 1993. Mr. Cruikshank is primarily engaged in managing his personal investments in Houston, Texas. Prior to his retirement in 1993, he was a Senior Partner in the accounting firm of Deloitte & Touche. Mr. Cruikshank is Vice-Chairman of the Board of Regents of The University of Texas System and serves as a director of MAXXAM Inc., Kaiser Aluminum Corporation, Compass Bank and Texas Biotechnology Corporation.

  LINNET F. DEILY, age 49, has been a director since 1993. Ms. Deily is Chairman, Chief Executive Officer and President of First Interstate Bank of Texas, N.A. She has served as Chairman since 1992, Chief Executive Officer since 1991 and President of First Interstate Bank of Texas since 1988. (1)

  ALEXANDER F. SCHILT, Ph.D., age 54, has been a director since 1992. Dr. Schilt is Chancellor of the University of Houston System. Prior to 1990, he was President of Eastern Washington University in Cheney and Spokane, Washington.
--------
(1) First Interstate Bank of Texas, N.A., and certain of its affiliates participate in various credit facilities with the Company, certain of its subsidiaries and other entities in which the Company has an ownership interest. Under these agreements, First Interstate and certain of its affiliates have maximum aggregate loans and loan commitments of approximately $79.3 million as of December 31, 1994.

  JACK T. TROTTER, age 68, has been a director since 1985. Mr. Trotter is primarily engaged in managing his personal investments in Houston, Texas. He also serves as a director of First Interstate Bank of Texas, N.A., Howell Corporation and Weingarten Realty Investors.

CLASS III DIRECTORS--TERM EXPIRING 1996

  JOSEPH M. HENDRIE, Ph.D., age 70, has been a director since 1985. Dr. Hendrie is a Consulting Engineer in Bellport, New York and a Senior Scientist at the Brookhaven National Laboratory in Upton, New York, having previously served as Chairman and Commissioner of the U.S. Nuclear Regulatory Commission and as President of the American Nuclear Society. He is also a director of Entergy Operations, Inc. of Jackson, Mississippi.

  HOWARD W. HORNE, age 68, has been a director since 1978. Mr. Horne is Vice-Chairman of Cushman & Wakefield of Texas, Inc., a subsidiary of a national real estate brokerage firm. Until 1990, he was Chairman of the Board of The Horne Company, a Houston realty firm.

  DON D. JORDAN, age 62, has been a director of the Company since 1977 and of HL&P since 1974. Mr. Jordan is Chairman and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of HL&P. He also serves as a director of Texas Commerce Bancshares, Inc. and BJ Services Company, Inc.

  KENNETH L. SCHNITZER, SR., age 65, has been a director since 1983. Mr. Schnitzer is Chairman of the Board of Schnitzer Enterprises Inc., a Houston commercial real estate development company, having previously served as a director of American Building Maintenance Industries Incorporated and Weingarten Realty, Inc. (1)
--------
(1) Certain of the Company's subsidiaries currently lease office space in buildings owned or controlled by affiliates of Mr. Schnitzer. The Company's subsidiaries paid a total of approximately $5.6 million to affiliates of Mr. Schnitzer during 1994, and it is expected that approximately $3.7 million will be paid in 1995. The Company believes such payments are comparable to those that would have been made to other non-affiliated firms for comparable facilities and services. During 1994, Mr. Schnitzer consented to the entry of an order by the Office of Thrift Supervision
    (OTS) whereunder he may not hold office in, or participate in the conduct of the affairs of, any federally regulated depository institution without the prior approval of the OTS and, if applicable, any other appropriate federal banking agency. The order arose out of Mr. Schnitzer's prior service as a director of BancPLUS Savings and Loan Association, a Houston, Texas-based thrift that was taken over by federal regulators in 1989. Mr. Schnitzer consented to the order to avoid the time and expense of defending an OTS administrative proceeding, without admitting whether there were any grounds for such a proceeding.

                     ORGANIZATION OF THE BOARD OF DIRECTORS

  The business of the Company is managed under the direction of the Board of Directors. The Board of Directors has established several committees to oversee specific matters affecting the Company, including an Executive and Nominating Committee, an Audit Committee, a Finance Committee, a Personnel Committee, a Nuclear Committee and other committees.

  The Executive and Nominating Committee, currently composed of Messrs. Cater, Horne, Jordan, Schnitzer, Trotter and Dr. Hendrie, reviews management recommendations for organizational changes, provides consultation regarding duties of executive officers and recommends potential candidates for election to the Board of Directors. See "Director Nominations for 1996 Annual Meeting of Shareholders."

  The Audit Committee is composed entirely of non-employee directors, currently Messrs. Carroll, Cruikshank, Schnitzer and Dr. Schilt. The Audit Committee reviews the Company's accounting and financial practices and advises the Board of Directors of any needed changes in such practices, recommends to the Board of Directors the firm of independent public accountants to be engaged to examine the financial statements of the Company and its subsidiaries, reviews and approves the plan and scope of the independent public accountants' audit, non-audit services and related fees, reviews the Company's internal accounting controls, and has general responsibility for related matters.

  The Finance Committee, currently composed of Messrs. Cater, Horne, Jordan, Sykora, Trotter and Ms. Deily, reviews management forecasts of the Company's financial needs and policies, acts on management recommendations concerning the Company's capital structure, amounts and sources of permanent financing, lines of credit, loan agreements and dividend policies and approves terms relevant to specific debt and equity offerings of the Company.

  The Personnel Committee is composed entirely of non-employee directors, currently Messrs. Carroll, Cater, Cruikshank and Trotter. The Personnel Committee approves and, in certain cases, makes recommendations to the Board of Directors concerning compensation and benefits for officers of the Company, reviews human resource programs regarding manpower forecasts and training and monitors employee benefit plans and the administration of those plans.

  The Nuclear Committee is currently composed entirely of non-employee directors, Drs. Hendrie, Schilt, Wolfe and Mr. Schnitzer. The Nuclear Committee reviews the activities of the Company and HL&P in all areas of nuclear development and operations, and reports to and makes recommendations to the Board of Directors on such matters as nuclear regulatory reports and licensing requirements, management evaluations of nuclear engineering, construction and operations progress and performance and monitoring of budgetary requirements.

  The Board of Directors of the Company and HL&P held seven and twelve meetings, respectively, during 1994. During 1994 the Executive and Nominating Committee met one time, the Audit Committee met three times, the Finance Committee met two times, the Personnel Committee met six times, the Nuclear Committee met ten times and other committees met an aggregate of four times. Each director attended at least seventy-five percent of the aggregate number of meetings of the Boards of Directors and of committees of such boards on which he or she served, except for Mr. Trotter who attended sixty-one percent of such meetings.

                           COMPENSATION OF DIRECTORS

  Each non-employee director receives an annual retainer fee of $20,000, a fee of $1,000 for each board meeting attended and a fee of $700 for each committee meeting attended. Directors may defer all or part of their annual retainer fees (minimum deferral $2,000) and meeting fees under the Company's deferred compensation plan.

  Non-employee directors participate in a director benefits plan pursuant to which a director who serves at least one full year will receive an annual benefit in cash equal to the annual retainer payable in the year the director terminates service. Benefits under this plan will be payable to a director, commencing the January following the later of the director's termination of service or attainment of age 65, for a period equal to the number of full years of service of the director.

  Non-employee directors may also participate in the Company's executive life insurance plan described under "Retirement Plans, Related Benefits and Other Agreements," providing split-dollar life insurance with a death benefit equal to six times the director's annual retainer with coverage continuing after termination of service as a director. This plan also permits the Company to provide for a tax reimbursement payment to make the directors whole for any imputed income recognized with respect to the term portion of the annual insurance premiums. Upon death, the Company will receive the balance of the insurance proceeds payable in excess of the specified death benefit which, by design, is expected to be at least sufficient to cover the Company's cumulative outlays to pay premiums and the after-tax cost to the Company of the tax reimbursement payments. Mr. Trotter, who does not participate in this plan, has a separate agreement with the Company providing for payment in the event of his death in a lump sum amount equal to eight times his final annual retainer, which, because it is subject to taxation at distribution, approximates, on an after-tax basis, the amount of the death benefit that would have been payable had he participated in the executive life insurance plan.

                       SECURITIES OWNERSHIP OF MANAGEMENT

  The following table sets forth information as of March 15, 1995, with respect to the beneficial ownership of the Company's Common Stock by each current director and nominee, the chief executive officer and the other four most highly compensated executive officers of the Company and, as a group, by such persons and other executive officers. No person or member of the group listed owns any equity securities of HL&P or any other subsidiary of the Company. Unless otherwise indicated, each person or member of the group listed has sole voting and sole investment power with respect to the shares of Common Stock listed. No ownership shown in the table represents 1% or more of the outstanding shares of Common Stock.

                                                              SHARES OF
                                                             COMMON STOCK
NAME                                                      BENEFICIALLY OWNED
----                                                      ------------------
Milton Carroll...........................................        1,200
John T. Cater............................................        1,000(1)
Robert J. Cruikshank.....................................        1,000
Linnet F. Deily..........................................        1,000(2)
Joseph M. Hendrie........................................          451(2)(3)
Lee W. Hogan.............................................       11,332(3)(4)(5)
Howard W. Horne..........................................        6,339(3)
Don D. Jordan............................................       85,750(4)(5)(6)
Hugh Rice Kelly..........................................       20,931(3)(4)(5)
R. Steve Letbetter.......................................       16,361(4)(5)
Alexander F. Schilt......................................          400
Kenneth L. Schnitzer, Sr.................................        4,650
Don D. Sykora............................................       41,154(3)(4)(5)
Jack T. Trotter..........................................        1,000
Bertram Wolfe............................................          110
All of the above and other executive officers as a group
(25 persons).............................................      274,529(3)(4)(5)

--------
(1) Mr. Cater disclaims beneficial ownership of these shares, which are owned by his adult children.
(2) Voting power and investment power with respect to the shares listed for Ms. Deily and for Dr. Hendrie are shared with the individual's spouse.
(3) Includes shares held under the Company's dividend reinvestment plan as of December 31, 1994.
(4) Includes shares held under the Company's savings plan, as to which the participant has sole voting power (subject to such power being exercised by the plan's trustees in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power). The shares held under the plan are reported as of December 31, 1994, except in the case of two executive officers whose individual savings plan accounts include shares allocated during 1995 as a result of rollovers from individual retirement accounts.
(5) The ownership shown in the table includes shares which may be acquired within 60 days on exercise of outstanding stock options granted under the Company's long-term incentive compensation plan by each of the persons and group, as follows: Mr. Jordan--26,454 shares; Mr. Sykora--14,160 shares; Mr. Kelly--5,326 shares; Mr. Letbetter--4,641 shares; Mr. Hogan--3,200 shares; and the group--72,306 shares.
(6) Voting power and investment power with respect to 576 of the shares listed are shared with Mr. Jordan's spouse.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Shares of Common Stock are held in trust under the Company's savings plan and the employee stock ownership plan (ESOP) component of that plan. A total of 7,551,125 shares are held in the savings trust and related custody account for which Texas Commerce Bank National Association, Houston, Texas serves as trustee and custodian, and 9,477,137 shares are held in the ESOP trust for which State Street Bank and Trust Company (State Street) of Boston, Massachusetts serves as trustee, representing 5.8% and 7.2%, respectively, of the outstanding shares of Common Stock as of December 31, 1994. The terms of the trust agreements between the Company and the trustees provide for directed pass-through voting by the participants in the savings plan.

  In addition, the table below sets forth certain information regarding each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by the Company (based on February 1995 Schedule 13G filings made with the SEC) to beneficially own more than 5% of the Company's Common Stock.

                                                        AMOUNT AND
                                                        NATURE OF     PERCENT
                                                        BENEFICIAL      OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP      CLASS
------------------------------------                    ----------    -------
State Street Bank and Trust Company.................... 10,644,638(1)  8.6%
  P. O. Box 1389
  Boston, MA 02104
The Capital Group Companies, Inc. and Capital Research
 and
 Management Company....................................  7,985,000(2)  6.08%
  333 South Hope Street
  Los Angeles, CA 90071
Bankers Trust New York Corporation, Bankers Trust
 Company and Bankers Trust International PLC...........  6,787,320(3)  5.2%
  280 Park Avenue
  New York, New York 10017

--------
(1) State Street has reported that for these shares, as to all of which beneficial ownership is disclaimed, it has sole voting power for 946,692 shares, shared voting power for 9,497,292 shares, sole dispositive power for 1,134,769 shares and shared dispositive power for 9,497,869 shares, in all cases in State Street's capacity as a trustee for (i) the Company's savings plan, (ii) various collective investment funds for employee benefits and other index accounts, and (iii) various personal trust accounts.
(2) Capital Research and Management Company, a registered investment adviser, and its parent holding company, The Capital Group Companies, Inc. (together, Capital), have reported that for these shares, as to all of which beneficial ownership is disclaimed, Capital has sole dispositive power and no sole or shared voting power. The shares are owned by various institutional investors.
(3) Bankers Trust New York Corporation (BTNY), as parent holding company, and its wholly-owned subsidiaries Bankers Trust Company (BTC) and Bankers Trust International PLC (BTI) (together, Bankers Trust), have reported that Bankers Trust has sole voting power for 5,629,387 shares, shared voting power for 12,700 shares, sole dispositive power for 6,774,620 shares and shared dispositive power for 12,700 shares, in the case of BTNY and BTC as
    (i) trustee for various trusts and employee benefit plans and (ii) investment advisor.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table shows, for the years ended December 31, 1992, 1993 and 1994, the annual, long-term and certain other compensation of the chief executive officer and the other four most highly compensated executive officers of the Company (Named Officers).

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                              ---------------------
                                    ANNUAL COMPENSATION         AWARDS    PAYOUTS
                              ------------------------------- ---------- ----------
                                                              SECURITIES
NAME AND PRINCIPAL                               OTHER ANNUAL UNDERLYING    LTIP       ALL OTHER
POSITION                 YEAR SALARY(1) BONUS(1) COMPENSATION OPTIONS(#) PAYOUTS(2) COMPENSATION(3)
------------------       ---- --------- -------- ------------ ---------- ---------- ---------------
Don D. Jordan........... 1994 $859,500  $734,873   $114,648     13,863    $550,567     $717,261
 Chairman and Chief      1993  829,500   386,775          0     12,965     762,962      647,491
 Executive Officer       1992  785,125   531,268          0     13,190      32,000      543,204
 of the Company;
 Chairman and Chief
 Executive Officer of
  HL&P
Don D. Sykora........... 1994  601,667   497,681     89,200      7,548     371,716      468,302
 President and Chief     1993  559,000   241,313          0      6,915     510,000      410,061
 Operating Officer of    1992  523,417   352,513          0      7,034      20,938      351,022
 the Company
Hugh Rice Kelly......... 1994  323,500   190,820     42,147      2,735     145,107       50,546
 Senior Vice President,  1993  310,500    94,446          0      2,621     285,078       58,218
 General Counsel and     1992  297,583   155,439          0      2,667      13,188       65,266
 Corporate Secretary of
 the Company; Senior
 Vice President, General
 Counsel and Corporate
 Secretary of HL&P
R. Steve Letbetter...... 1994  321,000   246,525     31,133      3,183     117,607       43,818
 Vice President of the   1993  271,000   109,335          0      2,128     212,362       42,562
 Company; President and  1992  241,417   125,952          0      2,161      10,125       44,813
 Chief Operating Officer
 of HL&P
Lee W. Hogan............ 1994  239,400   311,250     21,104          0     102,074       14,434
 Vice President of the   1993  224,400    85,800          0      1,903     139,702       14,165
 Company; President and  1992  215,833   112,860          0      1,931           0       11,931
 Chief Operating Officer
 of Houston Industries
 Energy, Inc.

-------
(1) The amounts shown include salary and bonus earned as well as earned but deferred by the Named Officers.
(2) The amounts shown for 1994 represent the dollar value of shares of the Company's Common Stock paid out in 1994 under the Company's long-term incentive compensation plan based on the achievement of certain performance goals for the 1992-1993 performance cycle, plus dividend equivalent accruals during the performance period.
(3) The amounts shown include (i) Company contributions to the Company's savings plan and accruals under its savings restoration plan for the years shown on behalf of the Named Officers, as follows: Mr. Jordan 1992-- $41,348; 1993--$57,152; and 1994--$52,344; Mr. Sykora 1992--$31,743;
    1993--$38,284; and 1994--$35,405; Mr. Kelly 1992--$26,141; 1993--$19,569;
    and 1994--$17,554; Mr. Letbetter 1992--$20,225; 1993--$16,672; and 1994--
    $18,074; and Mr. Hogan 1992--$11,931; 1993--$14,165; and 1994--$12,938;
    (ii) the term portion of the premiums paid by the Company in 1994 under split-dollar life insurance policies purchased in connection with the Company's executive life insurance plan, as follows: Mr. Jordan--$4,800; Mr. Sykora--$21,250; Mr. Kelly--$801; Mr. Letbetter--$218; and

   Mr. Hogan--$1,038; and (iii) the portion of accrued interest on amounts of compensation deferred under the Company's deferred compensation plan and executive incentive compensation plan that exceeds 120% of the applicable federal long-term rate provided under Section 1274(d) of the Internal Revenue Code, as follows: Mr. Jordan 1992--$501,856; 1993--$590,339; and
   1994--$660,117; Mr. Sykora 1992--$319,279; 1993--$371,777; and 1994--
   $411,647; Mr. Kelly 1992--$39,125; 1993--$38,649; and 1994--$32,191; Mr.
   Letbetter 1992--$24,588; 1993--$25,890; and 1994--$25,526; and Mr. Hogan
   1994--$458. With respect to the accrued interest on deferred amounts referenced in (iii) of this footnote the Company owns and is the beneficiary under certain life insurance policies, with respect to which it is currently anticipated that the benefits associated with these policies will be sufficient to cover such accumulated interest.

STOCK OPTION GRANTS

  The following table contains information concerning grants during 1994 of stock options under the Company's long-term incentive compensation plan to the Named Officers, except for Mr. Hogan, who participates in a different incentive compensation plan which does not provide for option grants.

                             OPTION GRANTS IN 1994

                                     INDIVIDUAL GRANTS                  VALUE
                      ------------------------------------------------ --------
                        NUMBER OF        % OF
                       SECURITIES   TOTAL OPTIONS EXERCISE              GRANT
                       UNDERLYING    GRANTED TO    OR BASE               DATE
                         OPTIONS    EMPLOYEES IN  PRICE PER EXPIRATION PRESENT
NAME                  GRANTED(#)(1)  FISCAL YEAR    SHARE      DATE    VALUE(2)
----                  ------------- ------------- --------- ---------- --------
Don D. Jordan........    13,863         21.1%      $46.50    01/04/04  $49,491
Don D. Sykora........     7,548         11.5%       46.50    01/04/04   26,946
Hugh Rice Kelly......     2,735          4.2%       46.50    01/04/04    9,764
R. Steve Letbetter...     3,183          4.8%       46.50    01/04/04   11,363

--------
(1) The nonstatutory options for shares of Common Stock included in the table were granted on January 5, 1994, have a ten-year term and generally become exercisable annually in one-third increments commencing one year after date of grant, so long as employment with the Company or its subsidiaries continues. A change in control of the Company would result in all options becoming immediately exercisable. For the purposes of the Company's long-term incentive compensation plan, a "change in control" generally is deemed to have occurred if (i) any person or group becomes the direct or indirect beneficial owner of 30% or more of the Company's outstanding voting securities; (ii) the majority of the Board changes as a result of, or in connection with, certain transactions; (iii) as a result of the Company merging or consolidating with another corporation, less than 70% of the surviving corporation's outstanding voting securities is owned by the former shareholders of the Company (excluding any party to such a transaction or any affiliates of any such party); (iv) a tender offer or exchange offer is made and consummated for the ownership of 30% or more of the Company's outstanding voting securities; or (v) the Company transfers all or substantially all of its assets to another corporation that is not wholly-owned by the Company.
(2) The values are based on the Black-Scholes option pricing model adjusted for the payment of dividends. The calculations were made based on the following assumptions: volatility equal to historical volatility of the Common Stock for the one-year period prior to grant date; risk-free interest rate equal to the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term; option strike price equal to current stock price on the date of grant ($46.50); current dividend rate of $3 per share per year; and option term equal to the full ten-year period until the stated expiration date. No reduction has been made in the valuations on account of non-transferability of the options or vesting or forfeiture provisions. Valuations would change if different assumptions were made. Option values are dependent on general market conditions and the performance of the Common Stock. There can be no assurance that the values in this table will be realized.

STOCK OPTION VALUES

  The following table sets forth information on the unexercised options to purchase Common Stock previously granted to each of the Named Officers under the Company's long-term incentive compensation plan and held as of December 31, 1994. None of the options are in-the-money, having been granted at exercise prices that are higher than the market value of the option shares on December 31, 1994. No options were exercised by the Named Officers during 1994.

                          1994 YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                      OPTIONS           IN-THE-MONEY OPTIONS AT
                               AT DECEMBER 31, 1994        DECEMBER 31, 1994
                             ------------------------- -------------------------
NAME                         EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                         ------------------------- -------------------------
Don D. Jordan...............       13,115/26,903               $0.0/$0.0
Don D. Sykora...............        6,994/14,503                0.0/ 0.0
Hugh Rice Kelly.............        2,652/ 5,371                0.0/ 0.0
R. Steve Letbetter..........        2,150/ 5,322                0.0/ 0.0
Lee W. Hogan................        1,921/ 1,913                0.0/ 0.0

LONG-TERM INCENTIVE COMPENSATION

  The following table sets forth information concerning awards made during 1994 for the 1994-1996 performance cycle under the Company's long-term incentive compensation plan to each of the Named Officers, except for Mr. Hogan. Mr. Hogan participates in a different incentive compensation plan which did not award performance shares during 1994. The table represents potential payouts of awards for shares of Common Stock based on the achievement of certain performance goals over a three-year performance cycle. The performance goals include Company consolidated and subsidiary or business unit goals, weighted 25% on consolidated performance and 75% on subsidiary or business unit performance. The performance goals are generally based on financial objectives. The Company consolidated goal applicable to each of the Named Officers shown below is achieving a certain level of total shareholder return in relation to a group of other companies. The subsidiary or business unit goals applicable to each of the Named Officers shown below are maintaining certain base electric rates and achieving certain cash flow performance in relation to a group of other companies. An additional subsidiary or business unit goal applicable to Messrs. Jordan, Sykora and Kelly is achieving certain increases in cable television operating profits. If a change in control of the Company occurs before the end of a performance cycle, the payouts of awards for performance shares will occur without regard to achievement of the performance goals. See
Note 1 to the Option Grants in 1994 table for information regarding the definition of a change in control under the Company's long-term incentive compensation plan.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1994

                                                        ESTIMATED FUTURE PAYOUTS
                                                         UNDER NON-STOCK PRICE-
                                                             BASED PLANS(1)
                                                        ------------------------
                                            PERFORMANCE
                                             OR OTHER
                                              PERIOD              TARGET MAXIMUM
                                     NUMBER    UNTIL    THRESHOLD NUMBER NUMBER
                                       OF   MATURITY OR NUMBER OF   OF     OF
NAME                                 SHARES   PAYOUT     SHARES   SHARES SHARES
----                                 ------ ----------- --------- ------ -------
Don D. Jordan....................... 12,165  12/31/96     6,083   12,165 18,248
Don D. Sykora.......................  7,643  12/31/96     3,822    7,643 11,465
Hugh Rice Kelly.....................  2,770  12/31/96     1,385    2,770  4,155
R. Steve Letbetter..................  3,223  12/31/96     1,612    3,223  4,835

--------
(1) The table does not reflect dividend equivalent accruals during the performance period.

            RETIREMENT PLANS, RELATED BENEFITS AND OTHER AGREEMENTS

  The following table shows the estimated annual benefit payable under the Company's retirement plan, benefit restoration plan and, in certain cases, supplemental agreements, to officers in various compensation classifications upon retirement at age 65 after the indicated periods of service, determined on a single-life annuity basis. The amounts in the table are not subject to any deduction for Social Security or other offsetting amounts.

                                     PENSION PLAN TABLE

   FINAL
  AVERAGE                   ESTIMATED ANNUAL PENSION BASED ON YEARS OF SERVICE
   ANNUAL        -------------------------------------------------------------------------
COMPENSATION                                                                   35 OR
 AT AGE 65       15 YEARS       20 YEARS       25 YEARS       30 YEARS       MORE YEARS
------------     --------       --------       --------       --------       ----------
$  300,000       $ 85,901       $114,535       $143,169       $171,803       $  200,436
   400,000        115,001        153,335        191,669        230,003          268,336
   500,000        144,101        192,135        240,169        288,203          336,236
   600,000        173,201        230,935        288,669        346,403          404,136
   700,000        202,301        269,735        337,169        404,603          472,036
   800,000        231,401        308,535        385,669        462,803          539,936
   900,000        260,501        347,335        434,169        521,003          607,836
 1,000,000        289,601        386,135        482,669        579,203          675,736
 1,200,000        347,801        463,735        579,669        695,603          811,536
 1,400,000        406,001        541,335        676,669        812,003          947,336
 1,500,000        435,101        580,135        725,169        870,203        1,015,236
 1,600,000        464,201        618,935        773,669        928,403        1,083,136
 1,700,000        493,301        657,735        822,169        986,603        1,151,036

--------
Note: The qualified pension plan limits compensation in accordance with Section
      401(a)(17) of the Internal Revenue Code and also limits benefits in accordance with Section 415 of the Internal Revenue Code. Pension benefits based on compensation above the qualified plan limit or in excess of the limit on annual benefits are provided through the benefit restoration plan.

  For the purpose of the pension table above, final average annual compensation means the average of covered compensation for 36 consecutive months out of the 120 consecutive months immediately preceding retirement in which the participant's covered compensation was the highest. Covered compensation includes only the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table. At December 31, 1994, the credited years of service for the following persons are: 35 years for each of Messrs. Jordan and Sykora; 20 years for Mr. Kelly, 10 of which result from a supplemental agreement; 21 years for Mr. Letbetter; and 4 years for Mr. Hogan.

  The Company maintains an executive benefits plan that provides certain salary continuation, disability and death benefits to key officers of the Company and certain of its subsidiaries. The Named Officers participate in this plan pursuant to individual agreements that generally provide for (i) a salary continuation benefit of 100% of the officer's current salary for twelve months after his death during active employment and then 50% of his salary for nine years or until the deceased officer would have attained age 65, if later, and
(ii) if the officer retires after attainment of age 65, an annual post-retirement death benefit of 50% of the officer's preretirement annual salary payable for six years.

  The Company has established an executive life insurance plan providing split-dollar life insurance in the form of a death benefit for certain officers and members of the Board of Directors. The death benefit coverage for each of the Named Officers and members of the Board of Directors varies but in each case is based on coverage (either single life or second to die) that is available for the same amount of premium that could purchase coverage equal to two times current salary for Mr. Kelly; four times current salary for Messrs. Letbetter and Hogan; five million dollars for Mr. Sykora; ten million dollars for Mr. Jordan; and six times the annual retainer for the Company's non-employee directors (except in the case of Mr. Trotter who has a separate agreement providing for similar coverage, as described under "Compensation of Directors"). The plan also provides that the Company may make payments to the covered individuals designed to compensate for tax consequences with respect to imputed income that they must recognize for federal income tax purposes based on the term portion of the annual premiums. If a covered executive retires at age 65 or at an earlier age under circumstances approved for this purpose by the Board of Directors, rights under the plan vest so that coverage is continued based on the same death benefit in effect at the time of retirement. Upon death, the Company will receive the balance of the insurance proceeds payable in excess of the specified death benefit which by design is expected to be at least sufficient to cover the Company's cumulative outlays to pay premiums and the after-tax cost to the Company of the tax reimbursement payments. There is no arrangement or understanding under which any covered individuals will receive or be allocated any interest in any cash surrender value under the policy.

  In accordance with the indemnification provisions of the Company's Bylaws and Texas law, the Company paid approximately $21,000 in 1994 to cover legal fees and expenses incurred on behalf of the Company's directors in connection with the defense of a shareholder derivative suit and class action filed in April 1994 by two former employees of HL&P.

  The Company has entered into employment agreements with each of Mr. Jordan and Mr. Sykora which provide for benefits in the event of termination of employment following a change in control of the Company. For the purposes of these agreements, the meaning of a change in control is generally the same as provided in the Company's long-term incentive compensation plan as described in
Note 1 to the Option Grants in 1994 table. The agreements provide for employment of Mr. Jordan and Mr. Sykora in substantially their present positions with the Company during a period commencing upon a change in control of the Company and ending after five years in the case of Mr. Jordan or after three years in the case of Mr. Sykora or, if earlier, the date on which the executive reaches age 67 (Employment Period). During the Employment Period, each executive would receive benefits including (i) base salary at a level based on that in effect prior to the change in control with 5% annual increases; (ii) annual bonus awards based on amounts payable under the Company's executive incentive compensation plan and long-term incentive compensation plan as administered prior to the change in control assuming performance objectives are met at "target" level; and (iii) participation in other employee benefit plans and programs. Each agreement provides that if the executive's employment is terminated during the Employment Period by the Company, other than for cause, or by the executive following certain changes in job responsibilities, job location or compensation and benefits (or otherwise with the consent of the Company), then the Company will provide benefits including (i) a lump sum payment equal to salary and bonuses payable with respect to the remainder of the Employment Period; (ii) additional payments to compensate for loss of benefits under the retirement plan, benefit restoration plan and savings plan resulting from termination prior to the end of the Employment Period; and (iii) continued deferral of payments under the Company's deferred compensation plan until the end of the Employment Period, with payments made over a fifteen year period if the executive so elected. The employment agreements provide for additional payments to make the executive whole, on an after-tax basis, in case any payments by the Company to the executive are subject to the federal excise tax applicable to "excess parachute payments" as defined in Section 280G in the Internal Revenue Code. The benefits (excluding tax reimbursement payments) that would have been payable under the change in control provisions of the employment agreements with respect to salary, bonus, retirement plan, benefit restoration plan and savings plan benefits, assuming a covered termination of employment had occurred as of May 3, 1995, would be approximately $9.1 million for Mr. Jordan and $4.4 million for Mr. Sykora, which amounts would decrease proportionally (approximately 25% per year for Mr. Jordan and 44% per year for Mr. Sykora), assuming salary and bonus remain constant and termination of employment occurs after May 3, 1995 and during the Employment Period.

  The employment agreements with Mr. Jordan and Mr. Sykora further provide that if a change in control does not occur and the executive is employed by the Company on the date that such executive reaches age 65, the executive's employment will be extended until the executive reaches age 67 with the base salary during the extended employment period determined by the Board of Directors. If the Company terminates the employment of the executive during this two-year term of extended employment, other than for cause or disability, the agreements provide that the Company will (i) pay to the executive a lump sum equal to salary and any bonuses payable with respect to the remainder of the extended employment term and (ii) provide a supplemental retirement payment similar to that applicable under the change in control provisions described above. Certain of the supplemental retirement, death, disability and life insurance benefits under the extended employment provision are to be calculable or made available based on compensation levels in effect prior to the commencement of the extended employment period. The agreements also provide that the salary and bonus deferred under the Company's deferred compensation plan will commence as provided in the plan and shall, if the executive had previously elected, be paid out in fifteen annual installments rather than in a lump sum. Similarly, the agreements provide that benefits under the Company's benefit restoration plan will be paid in installments rather than a lump sum.

  The Company has entered into severance agreements with certain of its executive officers, including Messrs. Kelly, Letbetter, and Hogan. Each of the severance agreements provides for the payment of certain benefits if, within three years following a change in control of the Company, the officer's employment is terminated for reasons other than cause or disability or by the officer following certain changes in job responsibilities, job location or compensation and benefits. For the purpose of these agreements, the meaning of a change in control is generally the same as provided in the Company's long-term incentive compensation plan as described in Note 1 to the Option Grants in 1994 table. In the event of a covered termination following a change in control, the officer would be entitled to receive a payment equal to 2.99 times his average annual gross compensation from the Company and its affiliates included in gross income for the five taxable years preceding the date on which the change in control occurs. Any payment to such officer is subject, however, to the limitation that payments under his severance agreement will be reduced to the extent necessary to avoid an excise tax on such officer's income or the disallowance of a deduction to the Company for such payments under the provisions of Section 280G of the Internal Revenue Code. The severance agreements also provide for the continuation of certain medical benefits following the termination of employment. The amounts that would have been payable under the agreements if a covered termination of employment had occurred as of May 3, 1995, would be approximately $1.9 million for Mr. Kelly, $1.5 million for Mr. Letbetter and $0.9 million for Mr. Hogan.

                       REPORT OF THE PERSONNEL COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Personnel Committee (Committee) is composed entirely of directors who are not officers or employees of the Company and who are not eligible to participate in any of the compensation programs that the Committee administers. The Committee reviews and makes recommendations to the Board concerning all executive officer salary arrangements, other non-incentive based compensation for executives, and the design of the Company's incentive compensation plans. The Committee also oversees and administers the Company's incentive compensation programs including the determination of the annual and long-term incentive awards that cover the Company's executive officers. In conducting its review and making its recommendations or determinations on executive officer compensation, the Committee uses comparative data provided by independent consulting firms as discussed below and its own subjective evaluation of executive officer performance. Except in the case of the Chief Executive Officer, Mr. Jordan, the Committee's recommendations take into account management's evaluation of executive officer performance.

COMPENSATION POLICY

  The Company's executive compensation policy is to have compensation programs that

   . strengthen the relationship between pay and performance by emphasizing variable at-risk performance-based compensation;

   . attract, retain, and encourage the development of highly qualified and experienced executives;

   . promote overall corporate performance; and

   . provide compensation that is competitive externally and equitable internally.

  The Company retains independent consulting firms to provide, at least biennially, data on the executive compensation practices of peer groups of companies that are considered comparable to the Company in terms of size, performance, position and compensation philosophy (Reference Group). Because the Company's executive officers include officers having executive officer responsibilities in the operation of the Company's subsidiaries, peer group data includes, in addition to the Reference Group, data concerning groups of companies in the utility industry, the cable television industry, the nonregulated power industry and other industries.

  The companies in the Reference Group used for compensation purposes generally are not the same companies which comprise the Dow Jones Utilities Average index in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies included in the published index used for comparing shareholder returns. The Committee uses companies in the Reference Group to establish ranges for base salary, and various opportunity levels for annual and long-term incentive awards. However, the actual performance measures governing the payment of incentive compensation are based in part on comparisons with other groups of companies more closely identified with individual subsidiaries or business units. Thus, for example, one of the subsidiary or business unit performance goals involves achieving a certain ranking in cash flow performance and uses a comparison group of large electric utility companies that are directly comparable to the Company's electric utility subsidiary in terms of size and percentage of revenues attributable to sales of electricity.

  The Committee has reviewed the Company's executive compensation programs in light of the provisions of the Internal Revenue Code relating to the disallowance of deductions for compensation in excess of $1 million for certain executive officers. The Committee does not anticipate any payment of compensation in 1995 or 1996 in excess of that which is deductible under those rules, taking into account expected deferrals of compensation by affected executive officers. The Committee will continue to evaluate the effect of the tax provisions and the exception to the deductibility limit for certain shareholder-approved, performance-based compensation. The Committee may consider in the future whether or not to submit for shareholder approval the performance goals applicable to the annual incentive awards or the long-term incentive awards established for the Company's nonregulated power business, or make any adjustments to the performance goals for those incentive awards that would be necessary in order to qualify for the performance-based exception of the tax provisions. Except for the long-term performance incentive awards established for the Company's nonregulated power business, the performance goals for awards under the Company's long-term incentive awards program meet the requirements of the tax provisions.

COMPONENTS OF COMPENSATION

  The key elements of the Company's executive compensation program are base salary, annual incentive awards, and long-term incentive awards. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package which, compared to companies in the Reference Group, may vary from low to high depending on an executive officer's tenure, experience, leadership and level of responsibility. Because a significant portion of an executive officer's compensation includes at-risk components based on business performance, if the performance exceeds that of the peer group, compensation should be above the targeted levels; likewise, if performance falls below that of the peer group, compensation should be below the targeted level.

BASE SALARIES

  The Committee annually reviews each executive officer's base salary and recommends specific salary amounts to the Board for its approval. Increases in base salary are determined by the Committee's analysis of salary levels for comparable executive officer positions at companies in the Reference Group, its subjective evaluation and, except in the case of Mr. Jordan, management's evaluation of each executive officer's individual performance and level of responsibility.

ANNUAL INCENTIVE COMPENSATION

  The annual incentive awards program provides executive officers with direct financial incentives generally in the form of annual cash bonuses based on the achievement of Committee-approved performance goals that are a blend of Company consolidated goals, subsidiary or business unit goals, and individual goals. The Committee-approved performance goals are determined each year, generally are based upon financial objectives of the Company and its various subsidiaries or business units and are designed to encourage improved operating results and foster achievement of particular strategic objectives. The performance goals for 1994 were as follows: for the Company consolidated goal, achieving a certain level of net income; for the various subsidiary or business unit goals, in the electric utility operations, achieving certain levels of cash flow and certain ratings in a customer value index; in the cable television operations, increasing operating profits and subscribers and achieving certain quality service standards; and in the nonregulated power business operations, conducting new business in accordance with a particular business plan. Individual goals for certain executive officers were designed to improve the productivity and the quality of work within particular departments and included for 1994 such matters as maximizing cash flow after investment activities, developing a particular strategic plan, increasing annual base revenues, completing analysis of particular staffing needs and otherwise optimizing department operations. Generally, 25% of the annual bonus is based on the Company consolidated goal, up to 75% is based on the achievement of subsidiary or business unit goals, and up to 25% for certain executive officers is based on individual goals. In the case of one executive officer, however, annual bonus awards are made under incentive compensation plans established for the Company's new nonregulated power business. Those awards, which may be made in the form of cash and shares of the Company's Common Stock, are based entirely on subsidiary or business unit goals.

  Computation of the annual incentive awards for executive officers is based on target awards that range from 30% to 60% of base salary depending on the executive officer's level of responsibility. A threshold level of performance results in an award that is 50% of target, and a maximum level of performance results in an award that is 50% over the target level, except in the case of the nonregulated power business where a maximum level of performance results in an award that is 100% over the target level. The actual annual incentive award is computed based on the performance levels achieved in relation to the established performance goals. However, an executive officer's subsidiary or business unit goals must be met at least at the threshold level in order for that officer to receive an annual incentive award. The aggregate amount of the awards cannot exceed 2.5% of the Company's net income for the year. For 1994, the Company's consolidated goal was met at the maximum level. The various subsidiary or business unit goals were met at levels ranging from target to 50% over target. The individual goals, where applicable, were met at levels ranging from 0% to 50% over target.

LONG-TERM INCENTIVE COMPENSATION

  Under the long-term incentive awards program, the Company may provide long-term incentive compensation for executive officers in the form of grants of performance shares, stock options, stock appreciation rights and, in some instances under a particular plan, share equivalent or contingent share units. Each form of these stock-based incentives reflects the stock price of the Company's Common Stock. In addition, the Committee has adopted a stock ownership guideline applicable to the Company's executive officers that establishes a goal of ownership of the Company's Common Stock representing a value of at least two times the officer's base salary.

  Annual grants of performance shares have been based on long-term performance goals that include Company consolidated and subsidiary or business unit goals, weighted 25% and 75% of the total, respectively. Those goals are generally based on financial objectives measurable over a two- or three-year performance cycle. For the performance cycle that ended in 1993, under which payments were made in 1994, the Company's consolidated goal was to achieve a certain level of total shareholder return as compared to a group of approximately 75 other electric utilities and utility holding companies. The same Company consolidated goal applies to the performance cycle that commenced in 1994.

  The subsidiary or business unit goals for the performance cycle that ended in 1993, under which payments were made in 1994, were based on the following financial objectives: for the electric utility operations, maintaining certain base electric rates and achieving certain cash flow performance in relation to a group of 20 other electric utility companies; and for the cable television operations, achieving certain increases in operating profit. The same subsidiary or business unit goals apply to the performance cycle that commenced in 1994.

  The target number of performance shares granted is based on a percentage of base salary and the average market price of Common Stock at the beginning of the performance cycle. In determining the size of the grant, the Committee reviews comparative data for the companies in the Reference Group and considers the level of responsibility of each of the Company's executive officers, then makes a subjective determination that targets the award percentages ranging from 30% to 65% of base salary, depending on the executive's position.

  Achievement of the performance goals at the target level will result in the award of 100% of the performance shares for both the performance cycle that paid out in 1994 and the performance cycle that commenced in 1994. For both of these performance cycles, attainment of the threshold level of performance results in 50% of the target number of shares being awarded and the attainment of the maximum level results in up to 50% over the target number of shares being awarded.

  For the performance cycle concluding in 1993 (under which payments were made in 1994), the Company's consolidated goal of total return to shareholders was attained at 70% of the target level. The subsidiary or business unit goals for the electric utility and cable television operations were met at 7% over target and 57% of target, respectively.

  Annual stock option grants have been made at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the Company's Common Stock price appreciates from the option grant date. This design focuses executive officers on the creation of shareholder value over the long-term and encourages equity ownership in the Company.

  In determining the size of stock option grants to executive officers, the Committee reviews comparative data for the companies in the Reference Group as well as any prior stock option grants to those officers. Because the policies of Reference Group companies with respect to stock options vary widely, the Committee's objective of delivering a competitive award opportunity based on the dollar value of the award granted necessarily involves a subjective determination by the Committee. As a result, the number of shares underlying stock option awards varies and is dependent on the stock price on the date of grant. For 1994 grants, the percentages of grant date option value to base salary ranged from 30% to 75% depending on the executive officer's position.

  The Committee may grant stock appreciation rights in connection with stock options, however, none have been granted to date.

  The Committee may also grant long-term awards under a long-term incentive plan established for the Company's new nonregulated power business. One executive officer of the Company participates in that plan. Those awards may be allocated in the form of cash or contingent share units which are valued based on the market price of the Company's Common Stock. Those awards have a four-year performance cycle and are based on performance in relation to Committee-approved performance goals. For the cycle that commenced in 1994, those goals are based on closing transactions for particular projects or acquiring properties in the nonregulated power business that result in achievement of specified internal rates of return above the cost of capital. However, no long-term awards were made under that plan during 1994.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Committee applies the executive compensation policies and programs described above in determining Mr. Jordan's total compensation. At its May 1994 meeting to consider executive salaries effective in July 1994, the Committee reviewed Mr. Jordan's base salary, comparing it to the base salary of chief executive officers in the Reference Group of companies, and determined that his relative position should be the upper end of the range for those companies. The Committee recommended to the Board that Mr. Jordan's base salary continue at its current level. In evaluating Mr. Jordan's total compensation, the Committee considered his contributions to the overall success of the Company through his individual performance and his experience level with the Company as well as his significant leadership in the electric utility industry as a whole. In the case of Mr. Jordan's total compensation paid in 1994, the at-risk portion represented by the annual incentive awards and long-term award payouts was 60%. Mr. Jordan's target annual incentive award for 1994 was 60% of his base salary, with the Company's consolidated goal accounting for 25% of that award and the subsidiary or business unit goals for the electric utility operations, the cable television operations and the nonregulated power business operations (50%, 20% and 5%, respectively) comprising the remaining 75% of the award. The 1994 annual incentive award payment (reflected in the Summary Compensation Table in this proxy statement) was based on achievement of the composite goals at 42.5% over the target level. In the case of long-term incentive awards, the target number of performance shares was 65% of his base salary for both the performance cycle that paid out in 1994 and the performance cycle that commenced in 1994. Mr. Jordan's performance share awards for both cycles are based 25% on achievement of the Company's consolidated goal and 75% on achievement of the subsidiary or business unit goals for the electric utility operations and the cable television operations (70% and 30%, respectively). Long-term incentive awards paid out in 1994 are reported in the Summary Compensation Table in this proxy statement and represent a composite achievement of 86.5% of the target level of performance. Long-term incentive awards for the cycle begun in 1994 are reflected in the Long-Term Incentive Plan Awards in 1994 table in this proxy statement. In 1994 Mr. Jordan was granted options to purchase 13,863 shares of the Company's Common Stock at an exercise price of $46.50 per share, as shown in the Option Grants in 1994 table in this proxy statement. This represents a grant date option value of approximately 75% of Mr. Jordan's 1993 year-end base salary.

  In May 1994 the Committee also recommended that the Company enter into an employment agreement with Mr. Jordan. That agreement provides for benefits in the event of termination of employment following a change in control of the Company and for a two-year extension of the employment term if Mr. Jordan is employed by the Company at age 65 without there having occurred a change in control. Details with respect to that agreement are provided under "Retirement Plans, Related Benefits and Other Agreements" in this proxy statement.

Milton Carroll

John T. Cater

Robert J. Cruikshank

Jack T. Trotter

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's (S&P) 500 Index and the Dow Jones Utilities Average for the period commencing January 1, 1990 and ending December 31, 1994.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               HOUSTON INDUSTRIES INCORPORATED, S&P 500 INDEX AND
      DOW JONES UTILITIES AVERAGE (1)(2) FOR FISCAL YEAR ENDED DECEMBER 31

                                [PASTEUP GRAPH]



                                                          DECEMBER 31,
-------------------------------------------------------------------------------
                                                  1989 1990 1991 1992 1993 1994
-------------------------------------------------------------------------------
  Houston Industries Incorporated................ $100 $115 $149 $166 $183 $149
-------------------------------------------------------------------------------
  S&P 500 Index..................................  100   97  126  136  150  152
-------------------------------------------------------------------------------
  Dow Jones Utilities Average....................  100   95  110  114  125  106


(1) Assumes that the value of the investment in Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested.
(2) Historical stock price performance is not necessarily indicative of future price performance.

      RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS AND AUDITORS

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent accountants and auditors to conduct the annual audit of the Company's accounts for the year 1995. Deloitte & Touche LLP (and their predecessors) have served as independent accountants and auditors for the Company and HL&P since 1932. Approval of Item 2 requires the affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting. If ratification of the appointment is not approved, the Board will reconsider the appointment.

  Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will be available to respond to appropriate questions from shareholders at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS AND AUDITORS.

                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be properly presented to the Annual Meeting by others. In the event that other matters properly come before the Annual Meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

         SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

  Any shareholder who intends to present a proposal at the 1996 annual meeting of shareholders must file such proposal with the Company by November 30, 1995 for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

          DIRECTOR NOMINATIONS FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

  The Company's Bylaws provide for shareholder nominations for the election of directors, subject to certain procedural requirements. The requirements include, among other things, the timely delivery to the Company's Corporate Secretary of (i) notice of the nomination; (ii) evidence of the shareholder's status as such and the number of shares beneficially owned; and (iii) a list of the persons (if any) with whom the shareholder is acting in concert and the number of shares such persons beneficially own. The Bylaws also provide that to be timely in connection with an annual meeting of shareholders, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. For the 1996 annual meeting, therefore, nominations must be received no later than February 3, 1996 nor earlier than November 5, 1995. The Bylaws further provide that when nominating directors, the shareholder must also submit such information with respect to the nominee as would be required by a proxy statement. The Bylaws provide that failure to follow the required procedures renders the person ineligible for nomination at the meeting at which such person is proposed to be nominated. Compliance with the procedures does not require the Company to include the proposed nominee in the Company's proxy solicitation material. A copy of the Bylaws setting forth the requirements for the nomination of director candidates by shareholders may be obtained by writing Mr. Hugh Rice Kelly, Corporate Secretary, at the Company's address shown above.

                         ANNUAL REPORT TO SHAREHOLDERS

  The Annual Report to Shareholders, including the Company's consolidated financial statements, for the year ended December 31, 1994 accompanies the proxy material being mailed to all shareholders. The Annual Report is not a part of the proxy solicitation material.

                                           By Order of the Board of Directors,

                                                    /s/ Don D. Jordan

                                                      DON D. JORDAN
                                                      CHAIRMAN AND
                                                 CHIEF EXECUTIVE OFFICER

March 29, 1995

                   [LOGO OF HOUSTON INDUSTRIES APPEARS HERE]

                        HOUSTON INDUSTRIES INCORPORATED
                             PROXY - COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D.D. Jordan, D.D. Sykora and H.W. Horne, and each of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 3, 1995, at 9 AM (CDT) in the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                   IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC CHOICES MAY BE MADE ON THE REVERSE SIDE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES REPRESENTED WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION.

                   DATED:________________________________________________ , 1995

                   SIGNATURE:___________________________________________________

                   SIGNATURE:___________________________________________________
                   (NOTE: PLEASE SIGN EXACTLY AS NAME(S) APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE.)

                   DO YOU PLAN TO ATTEND THE ANNUAL MEETING? _________________ .

                        HOUSTON INDUSTRIES INCORPORATED
                               PROXY (CONTINUED)
                        ANNUAL MEETING OF SHAREHOLDERS

The nominee for Class I Director is Lee W. Hogan, whose term will expire in 1997; the nominees for Class II Directors are Milton Carroll, John T. Cater, R. Steve Letbetter and Bertram Wolfe, whose terms will expire in 1998. Your Board of Directors recommends that you vote FOR all nominees for Director and FOR the ratification of Deloitte & Touche as independent accountants and auditors for 1995. To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided below.


                                        WITH-     FOR ALL
                              FOR       HOLD      EXCEPT
1. Election of nominees       [ ]        [ ]        [ ]
   for Director in Class I
   and Class II
   Exceptions: ________________________________________________

   ____________________________________________________________

   ____________________________________________________________



                              FOR      AGAINST    ABSTAIN
2. Ratification of Deloitte   [ ]        [ ]        [ ]
   & Touche as independent
   accountants and auditors
   for 1995

                        HOUSTON INDUSTRIES INCORPORATED
                             PROXY - COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D.D. Jordan, D.D. Sykora and H.W. Horne, and each of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 3, 1995, at 9 AM (CDT) in the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                 IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC CHOICES MAY BE MADE ON THE REVERSE SIDE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES REPRESENTED WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION.

                 DATED:__________________________________________________ , 1995

                 SIGNATURE:_____________________________________________________

                 SIGNATURE:_____________________________________________________
                 (NOTE: PLEASE SIGN EXACTLY AS NAME(S) APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE.)

                 DO YOU PLAN TO ATTEND THE ANNUAL MEETING? ____________________


Fellow Shareholder:

    Enclosed is the Houston Industries Annual Report to Shareholders and Notice of the Annual Meeting, together with your proxy on which you are asked to vote for five director nominees, ratification of Deloitte & Touche as independent accountants and auditors for 1995 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

    The meeting is being held in the Texas Commerce Center Auditorium, 601 Travis Street in downtown Houston this year. I hope you will join me and the other directors and officers at the meeting. If you cannot attend in person, please be sure that your vote is counted by signing and returning the attached proxy as soon as possible.


                                        Don D. Jordan

                                        /s/ Don D. Jordan

                                        Chairman and
                                        Chief Executive Officer

                        HOUSTON INDUSTRIES INCORPORATED
                               PROXY (CONTINUED)
                        ANNUAL MEETING OF SHAREHOLDERS

The nominee for Class I Director is Lee W. Hogan, whose term will expire in 1997; the nominees for Class II Directors are Milton Carroll, John T. Cater, R. Steve Letbetter and Bertram Wolfe, whose terms will expire in 1998. Your Board of Directors recommends that you vote FOR all nominees for Director and FOR the ratification of Deloitte & Touche as independent accountants and auditors for 1995. To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided below.


                                        WITH-     FOR ALL
                              FOR       HOLD      EXCEPT
1. Election of nominees       [ ]        [ ]        [ ]
   for Director in Class I
   and Class II
   Exceptions: ________________________________________________

   ____________________________________________________________

   ____________________________________________________________



                              FOR      AGAINST    ABSTAIN
2. Ratification of Deloitte   [ ]        [ ]        [ ]
   & Touche as independent
   accountants and auditors
   for 1995

                             DETACH AND MAIL CARD

                        HOUSTON INDUSTRIES INCORPORATED
                 VOTING DIRECTIONS TO TRUSTEES - COMMON STOCK
   THIS CARD RELATES TO THE SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby directs the Trustees of the Houston Industries Incorporated Savings Plan to vote as designated on the reverse side, all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 3, 1995, at 9 AM (CDT) in the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                 IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC CHOICES MAY BE MADE ON THE REVERSE SIDE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES REPRESENTED WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION.


                 DATED:__________________________________________________ , 1995

                 SIGNATURE:_____________________________________________________

                 SIGNATURE:_____________________________________________________
                 (NOTE: PLEASE SIGN EXACTLY AS NAME(S) APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE.)

                 DO YOU PLAN TO ATTEND THE ANNUAL MEETING? ____________________



Fellow Shareholder:

    Enclosed is the Houston Industries Annual Report to Shareholders and Notice of the Annual Meeting, together with your proxy on which you are asked to vote for five director nominees, ratification of Deloitte & Touche as independent accountants and auditors for 1995 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

    The meeting is being held in the Texas Commerce Center Auditorium, 601 Travis Street in downtown Houston this year. I hope you will join me and the other directors and officers at the meeting. If you cannot attend in person, please be sure that your vote is counted by signing and returning the attached proxy as soon as possible.


                                        Don D. Jordan

                                       /s/ Don D. Jordan

                                        Chairman and
                                        Chief Executive Officer

                        HOUSTON INDUSTRIES INCORPORATED
                               PROXY (CONTINUED)
                        ANNUAL MEETING OF SHAREHOLDERS

The nominee for Class I Director is Lee W. Hogan, whose term will expire in 1997; the nominees for Class II Directors are Milton Carroll, John T. Cater, R. Steve Letbetter and Bertram Wolfe, whose terms will expire in 1998. Your Board of Directors recommends that you vote FOR all nominees for Director and FOR the ratification of Deloitte & Touche as independent accountants and auditors for 1995. To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided below.


                                        WITH-     FOR ALL
                              FOR       HOLD      EXCEPT
1. Election of nominees       [ ]        [ ]        [ ]
   for Director in Class I
   and Class II
   Exceptions: ________________________________________________

   ____________________________________________________________

   ____________________________________________________________



                              FOR      AGAINST    ABSTAIN
2. Ratification of Deloitte   [ ]        [ ]        [ ]
   & Touche as independent
   accountants and auditors
   for 1995

                             DETACH AND MAIL CARD

                        HOUSTON INDUSTRIES INCORPORATED
           CONFIDENTIAL VOTING DIRECTIONS TO TRUSTEE - COMMON STOCK
   THIS CARD RELATES TO THE SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby directs the Trustee of Paragon Communications Employee Stock Savings Plan to vote as designated on the reverse side, all shares of common stock attributable to the account of the undersigned at the annual meeting of shareholders of Houston Industries Incorporated to be held May 3, 1995, at 9 AM (CDT) in the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.


                 IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC CHOICES MAY BE MADE ON THE REVERSE SIDE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES REPRESENTED WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION.

                 DATED:__________________________________________________ , 1995

                 SIGNATURE:_____________________________________________________

                 SIGNATURE:_____________________________________________________
                 (NOTE: PLEASE SIGN EXACTLY AS NAME(S) APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE.)

                 DO YOU PLAN TO ATTEND THE ANNUAL MEETING? ____________________


Fellow Shareholder:

    Enclosed is the Houston Industries Annual Report to Shareholders and Notice of the Annual Meeting, together with your proxy on which you are asked to vote for five director nominees, ratification of Deloitte & Touche as independent accountants and auditors for 1995 and any other business that may properly come before the meeting. I urge you to make your vote count by signing and returning the proxy card as soon as possible.

    The meeting is being held in the Texas Commerce Center Auditorium, 601 Travis Street in downtown Houston this year. I hope you will join me and the other directors and officers at the meeting. If you cannot attend in person, please be sure that your vote is counted by signing and returning the attached proxy as soon as possible.


                                        Don D. Jordan

                                        /s/ Don D. Jordan

                                        Chairman and
                                        Chief Executive Officer

                        HOUSTON INDUSTRIES INCORPORATED
                               PROXY (CONTINUED)
                        ANNUAL MEETING OF SHAREHOLDERS

The nominee for Class I Director is Lee W. Hogan, whose term will expire in 1997; the nominees for Class II Directors are Milton Carroll, John T. Cater, R. Steve Letbetter and Bertram Wolfe, whose terms will expire in 1998. Your Board of Directors recommends that you vote FOR all nominees for Director and FOR the ratification of Deloitte & Touche as independent accountants and auditors for 1995. To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided below.


                                        WITH-     FOR ALL
                              FOR       HOLD      EXCEPT
1. Election of nominees       [ ]        [ ]        [ ]
   for Director in Class I
   and Class II
   Exceptions: ________________________________________________

   ____________________________________________________________

   ____________________________________________________________



                              FOR      AGAINST    ABSTAIN
2. Ratification of Deloitte   [ ]        [ ]        [ ]
   & Touche as independent
   accountants and auditors
   for 1995


                             DETACH AND MAIL CARD